Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 25, 2017 with respect to the consolidated financial statements included in the Annual Report of Novogen Limited on Form 20-F for the year ended June 30, 2017.

We consent to the incorporation by reference of the said report in Registration Statement of Novogen Limited on Form F-3 (File No. 333-205666).

/s/ Grant Thornton
GRANT THORNTON AUDIT PTY LTD

Sydney NSW Australia

October 25, 2017